AGL Resources Inc.
                                                           Form U5S, Exhibit F.6


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Annual Report of AGL Resources Inc. (the "Registrant") on Form U5S of our reports dated October 23, 2001, appearing in and incorporated by reference in the Annual Report on Form 10-K of the Registrant for the year ended September 30, 2001.



/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
Atlanta, Georgia
February 11, 2002